Exhibit 10.1

TENDER AND VOTING AGREEMENT

THIS TENDER AND VOTING AGREEMENT, dated as of August 8, 2017 (this “Agreement”), by and among Wabash National Corporation, a Delaware corporation (“Parent”), Redhawk Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”), and [_____________] (the “Principal Holder”) a stockholder of Redhawk a Delaware corporation (the “Company”).

Recitals

WHEREAS, concurrently with the execution of this Agreement, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for (i) Purchaser to commence a tender offer, (as it may be amended from time to time as provided under the Merger Agreement, the “Offer”) to acquire all of the outstanding shares of Class A Common Stock and Class B Common Stock, par value $0.10 per share, of the Company (collectively, the “Common Stock”) subject to the terms and conditions of the Merger Agreement, and (ii) following the consummation of the Offer, Purchaser to merge with and into the Company (the “Merger”), whereby, except as expressly provided in Article III of the Merger Agreement, each issued and outstanding share of Common Stock immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive the merger consideration specified therein, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Principal Holder is the beneficial and/or record owner of his, her or its Existing Shares (as defined herein); and

WHEREAS, as an inducement and condition to Parent and Purchaser entering into the Merger Agreement, Parent and Purchaser have requested that the Principal Holder agree, and the Principal Holder has agreed to (i) enter into this Agreement, (ii) abide by the covenants and obligations with respect to the Covered Shares (as defined herein) set forth herein, (iii) tender the Covered Shares in the Offer, and (iv) support the Merger, the Offer and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), in each case, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.
GENERAL

Section 1.01         Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Agreement” has the meaning set forth in the preamble hereto.

“Appraisal Rights” has the meaning set forth in Section 5.03.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Company” has the meaning set forth in the preamble hereto.

“Common Stock” has the meaning set forth in the recitals hereto.

“Covered Shares” means as of any given date, the Principal Holder’s Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company, and any shares of Common Stock or other voting capital stock of the Company issued upon the conversion, vesting, payment, exercise or exchange of securities, in all cases that the Principal Holder has or acquires Beneficial Ownership of on or after the date hereof as of such given date.

“Encumbrance” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, occupancy right, community property interest or other restriction of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but excluding any obligation under this Agreement and any applicable restrictions on transfer under the Securities Act. The term “Encumber” shall have a correlative meaning.

“Existing Shares” means an aggregate number of shares of Common Stock Beneficially Owned by the Principal Holder as of the date hereof, as set forth opposite the Principal Holder’s name on Schedule 1 hereto.

“Grantees” has the meaning set forth in Section 2.02.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Merger Agreement Termination Date” shall mean the date that the Merger Agreement is validly terminated in accordance with its terms.

“Offer” has the meaning set forth in the recitals hereto.

“Parent” has the meaning set forth in the preamble hereto.

“Principal Holder” has the meaning set forth in the preamble hereto.

“Purchaser” has the meaning set forth in the preamble hereto.

“Transactions” has the meaning set forth in the recitals hereto.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hedge, gift, Encumber, hypothecate or similarly dispose of or to enter into any Contract, derivative arrangement, option or other arrangement with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of.

“Voting Period” has the meaning set forth in Section 2.02.

Article II.
VOTING

Section 2.01         Agreement to Vote and Support.

(a)          The Principal Holder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company proposed to be taken in lieu of a meeting, the Principal Holder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(i)          appear at each such meeting or otherwise cause his, her or its Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)         vote (or cause to be voted) solely in the Principal Holder’s capacity as a stockholder of the Company, in person or by proxy covering, all of his, her or its Covered Shares (to the extent not purchased in the Offer) (1) against (A) any agreement or arrangement related to or in furtherance of an Acquisition Proposal, (B) any other action, agreement or transaction that is intended, or would reasonably be expected to impede, prevent or materially delay the Offer, the Merger or the other Transactions or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Principal Holder of his, her or its obligations under this Agreement and (C) any action, proposal, transaction or agreement that would reasonably be expected to result in (x) a breach of any covenant, representation or warranty or other obligation or agreement of the Principal Holder under this Agreement or in his, her or its capacity as a stockholder of the Company under the Merger Agreement or (y) the failure of any condition to the consummation of the Offer or the Merger set forth in the Merger Agreement to be satisfied, and (2) in favor of the Merger or any other matter to the extent necessary for the consummation of the Transactions.

(b)         Any vote required to be cast or consent required to be executed pursuant to this Section 2.01 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of such vote or consent.

Section 2.02        Grant of Irrevocable Proxy. The Principal Holder hereby irrevocably appoints as his, her or its proxy and attorney-in-fact Parent, and any other Person designated by Parent in writing (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, effective as of the date hereof and continuing until termination of this Agreement pursuant to Section 6.01 (the “Voting Period”), (a) to attend any and all stockholder meetings of the Company with respect to the matters set forth in Section 2.01, (b) to vote, express consent or dissent or issue instructions to the record holder to vote, express consent or dissent with respect to the Covered Shares in accordance with the provisions of Section 2.01(a) at any such meeting and (c) to grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 2.01(a), all written consents with respect to the Covered Shares, in each case as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Covered Shares. The proxy granted by the Principal Holder under this Agreement shall be irrevocable during the Voting Period and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. The Principal Holder will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such proxy and this Section 2.02. The power of attorney granted by the Principal Holder under this Section 2.02 is a durable power of attorney and shall survive the bankruptcy or dissolution of the Principal Holder. Other than as provided in this Section 2.02, the Principal Holder shall not directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the Principal Holder’s Covered Shares. For Covered Shares as to which any Principal Holder is the Beneficial Owner but not the holder of record, the Principal Holder shall cause any holder of record of such Covered Shares to grant to the Grantees a proxy to the same effect as that described in this Section 2.02. Parent may terminate this proxy with respect to any Principal Holder at any time at his, her or its sole election by written notice provided to the Principal Holder.

Section 2.03       No Inconsistent Agreements. The Principal Holder hereby represents, warrants, covenants and agrees that, except for this Agreement, the Principal Holder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Principal Holder contained herein untrue or incorrect or have the effect of preventing or disabling the Principal Holder from performing any of his, her or its obligations under this Agreement. The Principal Holder hereby represents that all proxies, powers of attorney, instructions or other requests given by the Principal Holder prior to the execution of this Agreement in respect of the voting of the Principal Holder’s Covered Shares which are still in effect, if any, are not irrevocable and the Principal Holder hereby revokes (and agrees to take any necessary further action to cause to be revoked) any all previous proxies, powers of attorney, instructions or other requests with respect to the Principal Holder’s Covered Shares.

Article III.
TENDERING

Section 3.01        Tender of the Covered Shares. As promptly as practicable after the commencement of the Offer, and in any event no later than the tenth (10th) Business Day following commencement of the Offer, the Principal Holder shall validly tender into the Offer (and deliver any certificates evidencing, to the extent such Covered Shares are in certificated form) all of the Covered Shares Beneficially Owned by the Principal Holder in accordance with the procedures set forth in the Offer Documents, free and clear of all Encumbrances. If the Principal Holder acquires any Covered Shares after the tenth (10th) Business Day following the commencement of the Offer, the Principal Holder shall validly tender into the Offer (and deliver any certificates evidencing, to the extent such Covered Shares are in certificated form) such Covered Shares on or prior to the Expiration Date in accordance with the procedures set forth in the Offer Documents, free and clear of all Encumbrances. Without limiting the generality of the foregoing, in connection with tendering Covered Shares, the Principal Holder shall (a) deliver or cause to be delivered to Purchaser (or its authorized agent), pursuant to the terms of the Offer and prior to the Expiration Date, (i) a letter of transmittal with respect to all of the Covered Shares complying with the terms of the Offer, (ii) any Certificate, or agent’s message (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of any Book-Entry Share, representing the Covered Shares, and (iii) all other documents or instruments required to be delivered by other holders of Shares pursuant to the terms of the Offer and (b) take all other action required to validly tender or cause to be validly tendered into the Offer prior to the Expiration Date all of the Covered Shares.

Section 3.02        No Withdrawal. The Principal Holder agrees that once Covered Shares are tendered into the Offer, the Principal Holder shall not withdraw, or permit to be withdrawn, any Covered Shares from the Offer unless and until (i) the date that the Offer is terminated in accordance with the Merger Agreement without the Purchaser purchasing all shares tendered into the Offer in accordance with its terms or (ii) the termination of this Agreement in accordance with Section 6.01.

Section 3.03       Conditional Obligation. The Principal Holder agrees that Purchaser’s obligation to accept for payment shares of Covered Shares tendered into the Offer is subject to the terms and conditions of the Merger Agreement and the Offer.

Article IV.
REPRESENTATIONS AND WARRANTIES

Section 4.01        Representations and Warranties of The Principal Holder. The Principal Holder hereby represents and warrants to Parent and Purchaser as follows:

(a)         Authorization; Validity of Agreement; Necessary Action. The Principal Holder has the authority and legal capacity to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. The Principal Holder, if it is a corporation, partnership, limited liability company, trust or other entity, is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement has been duly executed and delivered by the Principal Holder and, assuming this Agreement constitutes a valid and binding obligation of Purchaser and Parent, constitutes a legal, valid and binding obligation of the Principal Holder, enforceable against him, her or it in accordance with its terms, subject to the effect of any bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity. The execution and delivery of this Agreement by the Principal Holder, the performance of his, her or its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Principal Holder; and no other proceedings on the part of the Principal Holder are necessary to authorize this Agreement, the performance of his, her or its obligations hereunder and the consummation of the transactions contemplated hereby.

(b)         Ownership. The Principal Holder’s Existing Shares are, and all of the Covered Shares owned by the Principal Holder from the date hereof through and on the Acceptance Date will be, Beneficially Owned by the Principal Holder. The Principal Holder has good and marketable title to the Principal Holder’s Existing Shares, free and clear of any Encumbrances. Other than the Existing Shares set forth on Schedule 1 hereto and shares of Common Stock or derivative securities of which the Principal Holder or his, her or its affiliates have shared Beneficial Ownership as disclosed in related filings under Section 16 of the Securities Exchange Act of 1934, as of the date hereof the Principal Holder does not Beneficially Own: (i) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company, (ii) any warrants, calls, options or other rights to acquire from the Company any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, or any stock appreciation rights, or (iii) “phantom” stock rights, performance units or other rights to receive shares of Common Stock (or cash or other economic benefit in respect thereof) on a deferred basis. The Principal Holder has and will have at all times through the Acceptance Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares.

(c)          No Violation. The execution and delivery of this Agreement by the Principal Holder does not, and the performance by the Principal Holder of his, her or its obligations under this Agreement will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of the Principal Holder, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, modification, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of the Principal Holder pursuant to, any Contract or other instrument or obligation to which the Principal Holder is a party or by which the Principal Holder, and/or any of his, her or its assets or properties is bound, except for any of the foregoing as would not, or would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Principal Holder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(d)          Consents and Approvals. The execution and delivery of this Agreement by the Principal Holder does not, and the performance by the Principal Holder of his, her or its obligations under this Agreement and the consummation by the Principal Holder of the transactions contemplated hereby will not, require the Principal Holder to obtain any consent, approval, authorization or permit of, or to make any registration, declaration, filing with or notification to, any Governmental Entity, except for any consent, approval, authorization, permit, registration, declaration, filing or notification required to be made, obtained or provided pursuant to applicable securities Laws or as would not, or would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Principal Holder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(e)          Absence of Litigation. As of the date hereof, there are no actions, suits, investigations or proceedings (each, a “Proceeding”) pending or, to the knowledge of the Principal Holder, threatened by, against, or involving or affecting the Principal Holder and/or any of his, her or its respective Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of the Principal Holder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(f)          Merger Agreement. The Principal Holder has received and reviewed the Merger Agreement and has had the opportunity to ask questions, and has received satisfactory answers thereto, from the management of the Company regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

(g)         Brokers. No broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Principal Holder.

Section 4.02         Representations and Warranties of Parent and Purchaser. Parent and Purchaser jointly and severally represent and warrant as follows:

(a)          Authorization; Validity of Agreement; Necessary Action. Each of Parent and Purchaser has the full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Principal Holder, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against them in accordance with its terms, subject to the effect of any bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity.

(b)         No Violation. The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance by Parent and Purchaser of their respective obligations under this Agreement will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Purchaser, (ii) conflict with or violate any Law, ordinance or regulation of any Governmental Entity, applicable to Parent or Purchaser or by which any of their respective assets or properties is bound or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, modification, acceleration or cancellation of, or result in the creation of any Encumbrance on the respective properties or assets of Parent or Purchaser pursuant to, any Contract or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser, and/or any of their respective assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent or Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(c)          Consents and Approvals. The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance by each of Parent and Purchaser of its respective obligations under this Agreement and the consummation by each of Parent and Purchaser of the transactions contemplated hereby will not, require Parent or Purchaser to obtain any consent, approval, authorization or permit of, or to make any registration, declaration, filing with or notification to, any Governmental Entity, except for any consent, approval, authorization, permit, registration, declaration, filing or notification required to be made, obtained or provided pursuant to applicable securities Laws or Competition Laws or as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Parent or Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Article V.
OTHER COVENANTS

Section 5.01        Prohibition on Transfers; Other Actions. Until the termination of this Agreement in accordance with Section 6.01, the Principal Holder agrees that it shall not (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein or (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that (i) violates or conflicts with or would reasonably be expected to violate or conflict with the Principal Holder’s representations, warranties, covenants and obligations under this Agreement or (ii) impairs or would reasonably be expected to impair the ability of the Principal Holder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby. Any Transfer in violation of this provision shall be void ab initio.

Section 5.02        Adjustments. In the event of a stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Common Stock), or any change in the Common Stock by reason of any split-up, reverse stock split, reorganization, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received as a result of any such event and the terms of this Agreement shall apply to any of such shares, stock dividends or distributions or securities as though owned by the Principal Holder on the date of this Agreement, and the Principal Holder promptly shall notify Parent in writing, promptly following such acquisition, of the number and type of any and all such shares, stock dividends or distributions or securities.

Section 5.03        Waiver of Dissenters Rights. The Principal Holder hereby irrevocably waives, and agrees not to assert or perfect any rights of appraisal or rights to dissent from the Merger (“Appraisal Rights”) that the Principal Holder may have under applicable Laws or otherwise, including Section 262 of the DGCL, a copy of which is attached hereto as Exhibit A, by virtue of ownership of the Covered Shares, and covenants and agrees not to commence, voluntarily aid in any way, prosecute, assign, transfer or cause to be commenced any claim, action, cause of action, or other proceeding to seek (or file any petition related to) any such Appraisal Right in respect of the Covered Shares in connection with the Merger.

Section 5.04        Limitation on Transfer. The Principal Holder hereby agrees that he, she or it will not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Covered Shares, unless such Transfer is made in compliance with this Agreement.

Section 5.05        Litigation. The Principal Holder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim or Proceeding against Parent, Purchaser, the Company or any of their respective directors or officers related to the Merger Agreement, the Offer or the Merger, including any claim or Proceeding (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 5.06         No Frustration; No Solicitation.

The Principal Holder shall, and shall cause his, her or its Subsidiaries and his, her or its and their Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal.  Without limiting the generality of Section 5.06(a), during the Voting Period, the Principal Holder shall not, and the Principal Holder shall not authorize any of his, her or its Subsidiaries or affiliates (as defined in the Merger Agreement) and shall use commercially reasonable efforts not to permit any of his, her or its Subsidiaries’ or his, her or its affiliates’ Representatives to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage an Acquisition Proposal, (ii) furnish or disclose to any Third Party non-public information (or afford access to any of the properties, assets, books or records relating to the Company or any of its Subsidiaries) with respect to or in furtherance of or which would reasonably be likely to lead to an Acquisition Proposal, (iii) negotiate or engage in substantive discussions with any Third Party with respect to an Acquisition Proposal or (iv) enter into any agreement or agreement in principle with respect to an Acquisition Proposal; provided, however, that in the event a Person submits an Acquisition Proposal to the Company, the Principal Holder may hold discussions with such Person solely with respect to the terms of a proposed support agreement with respect to the transaction contemplated by such Acquisition Proposal following such time as the Company is permitted to engage in discussions with such Person in accordance with Section 6.3(d) of the Merger Agreement. Without limiting the foregoing, the Principal Holder agrees that any action taken by his, her or its Subsidiaries and his, her or its and their Representatives that would be a breach of this Section 5.06, shall be deemed to be a breach of this Section 5.06 by the Principal Holder.

Section 5.07        Treatment of Equity Awards. If the Principal Holder holds Company Restricted Shares, the Principal Holder further acknowledges and agrees with the treatment of Company Restricted Shares contemplated by the Merger Agreement and consents to such treatment with respect to any and all Company Restricted Shares Beneficially Owned by the Principal Holder.

Article VI.
MISCELLANEOUS

Section 6.01       Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder, (a) automatically, without any notice or other action by any Person, upon the earliest to occur of (i) the Effective Time, (ii) the Merger Agreement Termination Date or (iii) the entry, without the prior written consent of the Principal Holder, into any amendment or modification of the Merger Agreement that results in a decrease in, or a change in the form of, the Offer Price or the Merger Consideration or (b) with respect to any Principal Holder, upon the mutual written agreement of Parent and the Principal Holder. Notwithstanding the foregoing, the provisions of this Article VI (other than Section 6.04) shall survive any termination of this Agreement without regard to any temporal limitation. Neither the provisions of this Section 6.01 nor the termination of this Agreement shall relieve any party hereto from any liability to any other party arising out of or in connection with a prior breach of this Agreement.

Section 6.02        No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares remain vested in and belong to the Principal Holder, and nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 6.03        Expenses. Whether or not the Transactions are consummated, all expenses incurred by any party to this Agreement or on his, her or its behalf in connection with this Agreement and the Transactions shall be paid by the party incurring those expenses.

Section 6.04        Public Announcements. The Principal Holder shall not issue any press release or make any public statement with respect to the Offer, the Merger, the Merger Agreement or this Agreement without the prior written consent of Parent, except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the Principal Holder is subject, in which case the Principal Holder shall use his, her or its commercially reasonable efforts to allow Parent reasonable time to comment on such release or announcement in advance of such issuance.  The Principal Holder (a) consents to and authorizes the publication and disclosure by Parent and its Affiliates of his, her or its identity and holdings of the Covered Shares and the nature of his, her or its commitments and obligations under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information that Parent reasonably determines is required to be disclosed by applicable Law in any announcement, press release, the Offer Documents, the Company’s Schedule 14D-9 (in each case, including all schedules and documents filed with the SEC) or any other disclosure document in connection with the Offer, the Merger, any other Transaction or the transactions contemplated by the Merger Agreement, (b) agrees to promptly give to Parent and the Company any information they may reasonably require for the preparation of any such disclosure documents and (c) agrees to promptly notify Parent and the Company of any required corrections with respect to any written information supplied by he, she or it specifically for use in any such disclosure document, if any, to the extent that any shall be or have become false or misleading in any material respect.

Section 6.05        Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided confirmation of email receipt is obtained and delivery is followed within one Business Day pursuant to either clause (a) or (b)), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Parent or Purchaser to:

Wabash National Corporation

1000 Sagamore Parkway S.

Lafayette, IN 47905-4727

Telephone: (765) 771-5438

Facsimile: (765) 771-5308

Email: Jeff.Taylor@wabashnational.com

Attention: Jeffrey Taylor, Senior Vice President and CFO

with a required copy (which shall not constitute notice) to:

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

Telephone: (410) 659-2700

Facsimile: (410) 659-2701

Email: michael.silver@hoganlovells.com and william.intner@hoganlovells.com

Attention: Michael J. Silver and William I. Intner

If to the Principal Holder, to:

Attention:
Facsimile:

with a copy (which shall not constitute notification) to:

Attention:
Facsimile:

Section 6.06        Consents and Approval. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties, such consent or approval must be in writing.

Section 6.07        Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.08        Entire Agreement; No-Third Party Beneficiaries. This Agreement and the Merger Agreement (and the schedules, annexes and exhibits hereto and thereto) and the documents and instruments and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to, and shall not, confer upon any Person (other than the parties hereto and their respective successors and permitted assigns) any rights, benefits, obligations, liabilities or remedies hereunder. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

Section 6.09        Assignment. No party may assign (by operation of Law or otherwise) either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written consent of the other parties, provided that Parent or Purchaser may assign its rights hereunder to one or more other Affiliates of Parent or Purchaser.. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Any purported assignment in violation of this Agreement will be void ab initio.

Section 6.10        Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)          This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)         Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or his, her or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for himself, herself or itself and in respect of his, her or its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that he, she or it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that he, she or it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.10, (ii) any claim that he, she or it or his, her or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.05 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HE, SHE OR IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT HE, SHE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) HE, SHE OR IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) HE, SHE OR IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) HE, SHE OR IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10(c).

(d)         Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court of the United States of America having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law.  A party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party in the case of a breach of this Agreement involving fraud or willful or intentional misconduct.

(e)         Amendment; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Purchaser and the Principal Holder. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(f)          Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to negotiate in good faith in an effort to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the maximum extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)         Action by Stockholder Capacity Only. Each of Parent and Purchaser acknowledges that the Principal Holder has entered into this Agreement solely in his, her or its capacity as the record and/or beneficial owner of the Covered Shares (and not in any other capacity). Nothing herein shall limit or affect any actions taken by, or require the Principal Holder to take any action with respect to, any director or officer of the Company and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any director or officer of the Company in such capacity shall not be deemed to constitute a breach of this Agreement.

Section 6.11        Further Assurance. The Principal Holder shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, to perform its obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

Wabash National Corporation

By:
Name:
Title:

Redhawk Acquisition Corporation

By:
Name:
Title:

[Signature Page to Tender and Voting Agreement]

IN WITNESS WHEREOF, the Principal Holder has caused this Agreement to be signed as of the date first written above.

PRINCIPAL HOLDER

[Name of Principal Holder]

[Signature Page to Tender and Voting Agreement]

SCHEDULE 1

EXISTING SHARES

Class A Common Stock ______ shares

Class B Common Stock ______ shares

EXHIBIT A

SECTION 262 OF THE DGCL

[Attached]

SECTION 262 OF THE
DELAWARE GENERAL CORPORATION LAW
RIGHTS OF APPRAISAL

Appraisal Rights.

(a)         Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)         Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)          Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)          Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.           Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.           Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.           Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.           Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)          In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)          In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c)          Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d)          Appraisal rights shall be perfected as follows:

(1)          If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)          If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)          Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)          Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)          At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)         After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)           The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)           The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)          From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)           The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.